UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2017, the Board of Directors of CSX Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) effective as of February 8, 2017. The Amendment extended the deadline for shareholders to nominate directors and to propose that other business be considered at the 2017 annual meeting of shareholders of the Company from the close of business on February 10, 2017 to the close of business on February 24, 2017. Any director nominations or proposals of other business received by the Company prior to the close of business on February 24, 2017, and otherwise complying with the Bylaws, may be brought before the Company’s 2017 annual meeting of shareholders.

The above description is qualified in its entirety by reference to the Bylaws, which are included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.   Exhibits.

(d) The following exhibit is being filed as part of this report:

3.1	Amended and Restated Bylaws of CSX Corporation, effective as of February 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Carolyn T. Sizemore
Name:	Carolyn T. Sizemore
Title:	Vice President and Controller (Principal Accounting Officer)

DATE: February 10, 2017

Exhibit Index

Exhibit Number	Title
3.1	Amended and Restated Bylaws of CSX Corporation, effective as of February 8, 2017